                                                                    Exhibit 99.1

                       PRESS RELEASE DATED APRIL 24, 2003


FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT

MICHAEL SCHRADLE
CHIEF FINANCIAL OFFICER
MICRO LINEAR CORPORATION
2050 CONCOURSE DRIVE
SAN JOSE, CA 95131
(408) 433-5200

           MICRO LINEAR ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

SAN JOSE, California, April 24, 2003 -- Micro Linear Corporation (NASDAQ: MLIN) announced today its financial results for the first quarter ended March 31, 2003.

Net revenue for the first quarter of 2003 was $4.7 million, down 4% from $4.9 million for the fourth quarter of 2002, and down 16% from $5.6 million for the comparable first quarter of 2002. The decrease in revenue from the sequential and year ago quarter is due primarily to the decrease in revenue from older networking products.

Gross margin for the first quarter of 2003 was $2.5 million, down 14% from $2.9 million in the fourth quarter of 2002 and down 19% from $3.1 million for the first quarter of 2002. The Company reported a net loss for the first quarter of 2003 of $2.6 million, or $0.22 per share compared to a net loss of $2.3 million, or $0.19 per share in the fourth quarter of 2002, and slightly lower than the $2.7 million loss, or $0.23 per share reported in the first quarter of 2002. The fourth quarter loss included a net $1.2 million income tax benefit due to refunds from net operating loss carrybacks and a $0.7 million charge related to the discontinuance of 802.11a development efforts.

Orders totaled $7.1 million during the first quarter of 2003, up 103% from $3.5 million during the fourth quarter of 2002. Cash and short-term investments totaled $21.8 million at March 31, 2003, compared to $25.5 million at December 31, 2002, and $24.1 million at March 31, 2002.

"This has been a difficult quarter consistent with current market conditions and the seasonality of our wireless product sales. We continue to invest heavily in the development of Radio Frequency ICs that will form the basis of our future business," said Timothy A. Richardson, Micro Linear's President and CEO. "We have engaged with a number of new customers for our wireless products during this quarter and are optimistic that our new products and expanding customer base will drive our long term growth. Revenues in our networking business continue to decline, as we expected, and the general market for our current wireless products remains soft. The present business environment has necessitated our focus on cost containment in the short term," he added.

About Micro Linear Corporation:

Micro Linear Corporation designs and manufactures high performance integrated circuits for the communications market. Product emphasis is the wireless sector, focusing on total ISM band solutions for applications including digital cordless telephones, wireless headsets, wireless game controllers, and

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industrial wireless products. Micro Linear is headquartered in San Jose, CA with design centers and sales offices around the world.

Except for the historical information contained herein, the statements in this press release, including, but not limited to, the Company's beliefs regarding the direction of investments towards development of radio frequency integrated circuit products, the benefits the Company may receive from new wireless customers and the ability of the Company's new products and expanding customer base to drive its long term growth are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risks associated with the cyclical nature of the semiconductor industry; changes in the average selling prices of the Company's products; the level of product orders; the ability of customers to cancel, delay or otherwise change orders without significant penalty; new product announcements or introductions by competitors; the market's acceptance of the Company's products; the impact of the recent discontinuance of the Company's 802.11a product development activities; and other factors that may cause the Company's business or operating results to fluctuate in the future. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002. Statements included in this release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

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                            MICRO LINEAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                  MAR 31         DEC 31
                                                   2003           2002
                                                   ----           ----
ASSETS

CURRENT ASSETS
  CASH AND SHORT-TERM INVESTMENTS                 $ 21,822       $ 25,505
  ACCOUNTS RECEIVABLE, net                           1,337          1,015
  INVENTORIES                                        2,176          2,212
  OTHER CURRENT ASSETS                               2,044          2,171
                                                  --------       --------
       TOTAL CURRENT ASSETS                         27,379         30,903
PROPERTY, PLANT & EQUIPMENT, NET                     7,940          8,092
OTHER ASSETS                                            27             27
                                                  --------       --------
  TOTAL ASSETS                                    $ 35,346       $ 39,022
                                                  ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  ACCOUNTS PAYABLE                                $  2,548       $  2,076
  ACCRUED LIABILITIES                                2,907          4,333
  CURRENT PORTION OF LONG-TERM DEBT                    268            239
                                                  --------       --------
       TOTAL CURRENT LIABILITIES                     5,723          6,648

LONG-TERM DEBT                                       1,971          2,064
                                                  --------       --------
  TOTAL LIABILITIES                                  7,694          8,712
                                                  --------       --------
STOCKHOLDERS' EQUITY

  COMMON STOCK                                          15             15
  ADDITIONAL PAID-IN CAPITAL                        60,353         60,352
  NOTES RECEIVABLE FROM STOCKHOLDERS                    --             --
  ACCUMULATED OTHER COMPREHENSIVE INCOME                12             24
  ACCUMULATED DEFICIT                              (12,495)        (9,848)
  TREASURY STOCK                                   (20,233)       (20,233)
                                                  --------       --------
    TOTAL STOCKHOLDERS' EQUITY                      27,652         30,310
                                                  --------       --------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 35,346       $ 39,022
                                                  ========       ========

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                            MICRO LINEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    UNAUDITED

                                               THREE MONTHS ENDED
                                           Mar 31, 2003   Mar 31, 2002
                                           ------------   ------------
NET REVENUES                                $  4,692       $  5,591

COST OF REVENUES                               2,204          2,471
                                            --------       --------
GROSS MARGIN                                   2,488          3,120

OPERATING EXPENSES:

   RESEARCH AND DEVELOPMENT                    2,920          4,174
   SELLING, GENERAL AND ADMINISTRATIVE         2,224          1,840
                                            --------       --------
      TOTAL OPERATING EXPENSES                 5,144          6,014

LOSS FROM OPERATIONS                          (2,656)        (2,894)

INTEREST AND OTHER INCOME                         95            295
INTEREST AND OTHER EXPENSE                       (59)           (69)
                                            --------       --------
LOSS BEFORE INCOME TAXES                      (2,620)        (2,668)

PROVISION FOR INCOME TAXES                        27             77
                                            --------       --------
NET LOSS                                      (2,647)        (2,745)
                                            ========       ========
NET LOSS PER SHARE:

BASIC LOSS PER SHARE:
   NET LOSS PER SHARE                       $  (0.22)      $  (0.23)
                                            ========       ========
   NUMBER OF SHARES USED IN PER SHARE
      COMPUTATION                             12,195         12,062
                                            ========       ========
DILUTED LOSS PER SHARE:
   NET LOSS PER SHARE                       $  (0.22)      $  (0.23)
                                            ========       ========
   NUMBER OF SHARES USED IN PER SHARE
      COMPUTATION                             12,195         12,062
                                            ========       ========

SOURCE: Micro Linear Corporation

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